                                                                   EXHIBIT 10.18





                               PLEDGE AND ESCROW
                                   AGREEMENT

                            Dated as of May 13, 1998

                                      from

                         AMERICAN CELLULAR CORPORATION

                                   as Pledgor
                                   ----------

                                       to

                         CHASE MANHATTAN BANK AND TRUST
                         COMPANY, NATIONAL ASSOCIATION

                                   as Trustee
                                   ----------

                               TABLE OF CONTENTS


SECTION 1.  Definitions...................................................................... 2

SECTION 2.  Security Interest................................................................ 5
  2.1 Pledge and Grant of Security Interest.................................................. 5
  2.2 Secured Obligations.................................................................... 7

SECTION 3.  Establishment and Maintenance of Initial Escrow and Pledge Account;
            Investment and Liquidation of Funds in the Initial Escrow and Pledge
            Account.......................................................................... 7
  3.1 Delivery of Initial Collateral......................................................... 7
  3.2 Maintaining the Initial Escrow and Pledge Account...................................... 7
  3.3 Allowable Investments.................................................................. 8
  3.4 Interest............................................................................... 9

SECTION 4.  Disposition of Initial Collateral Upon Certain Events............................ 9
  4.1 Transfer of Funds for the Merger....................................................... 9
  4.2 Conditions to Release of Funds.........................................................10
  4.3 Release of Security Interest...........................................................10
  4.4 Special Mandatory Redemption...........................................................11

SECTION 5.  Deposit of Subsequent Funds; Deposit and Investment; Cash Collateral
            Account; Subsequent Collateral Investments.......................................11
  5.1  Deposit of Subsequent Funds...........................................................11
  5.2  Maintaining the Cash Collateral Account...............................................12
  5.3  Investing of Amounts in the Cash Collateral Account...................................12
  5.4  Delivery of Subsequent Collateral.....................................................13

SECTION 6.  Disbursements of Subsequent Collateral...........................................15

SECTION 7.  Representations and Warranties...................................................17

SECTION 8.  Further Assurances...............................................................19

SECTION 9.  Covenants........................................................................20

SECTION 10. Power of Attorney................................................................20

SECTION 11. Trustee May Perform..............................................................21

SECTION 12. No Assumption of Duties; Reasonable Care.........................................21

SECTION 13.  Indemnity..................................................................  22

SECTION 14.  Remedies upon Event of Default.............................................  22

SECTION 15.  Expenses...................................................................  23

SECTION 16.  Security Interest Absolute.................................................  24

SECTION 17.  Miscellaneous Provisions...................................................  24
  17.1 Notices..........................................................................  24
  17.2 No Adverse Interpretation of Other Agreements....................................  25
  17.3 Severability.....................................................................  25
  17.4 Headings.........................................................................  26
  17.5 Counterpart Originals............................................................  26
  17.6 Benefits of Pledge Agreement.....................................................  26
  17.7 Amendments, Waivers and Consents.................................................  26
  17.8 Interpretation of Agreement......................................................  26
  17.9  Continuing Security Interest; Termination.......................................  27
  17.10 Survival Provisions.............................................................  27
  17.11 Waivers.........................................................................  27
  17.12 Authority of the Trustee........................................................  27
  17.13 Final Expression................................................................  28
  17.14 Rights of Holders of the Notes..................................................  28
  17.15 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of
         Damages........................................................................  28
  17.16 Consequential Damages...........................................................  29
  17.17 Wire Transfers..................................................................  30

EXHIBIT A:  Form of Preliminary Release Certificate..................................... A-1

EXHIBIT B:  Form of Merger Extension Notice Certificate Required
            by Section 3.3.............................................................. B-1

EXHIBIT C:  Form of Latham & Watkins Opinion............................................ C-1

EXHIBIT D:  Form of Release Certificate................................................. D-1

EXHIBIT E:  Form of Release of Security Interest........................................ E-1

EXHIBIT F:  Form of Extension Certificate Required by Section 4.4....................... F-1

EXHIBIT G:  Independent Public Accountants' Report...................................... G-1

EXHIBIT H:  Form of Representations and Warranties Bring-down Certificate............... H-1

EXHIBIT I:  Form of Subsequent Collateral Investments Account Letter................   I-1
EXHIBIT J:  Officer's Certificate...................................................   J-1
EXHIBIT K:  Independent Public Accountants' Report..................................   K-1
EXHIBIT L:  Wire Transfer Confirmation Contacts.....................................   L-1

                          PLEDGE AND ESCROW AGREEMENT
                          ---------------------------



          This PLEDGE AND ESCROW AGREEMENT (the "Pledge Agreement") is made and
                                                 ----------------
entered into as of May 13, 1998 by and among AMERICAN CELLULAR CORPORATION, a Delaware corporation (the "Pledgor"), having its principal office at 1336
                           -------
Basswood Street, Suite F, Schaumburg, Illinois 60173, and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a trust company duly organized and existing under the laws of the United States of America, having its principal corporate trust office at 101 California Street, Suite 2725, San Francisco, California 94111, as trustee (the "Trustee") for the holders (the "Holders") of
                                    -------                         -------
the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.

                              W I T N E S S E T H

          WHEREAS, the Pledgor and the Initial Purchasers are parties to a Purchase Agreement dated May 6, 1998 (the "Purchase Agreement"), pursuant to
                                           ------------------
which the Pledgor will issue and sell to the Initial Purchasers $285,000,000 in aggregate principal amount of 10 1/2% Senior Notes due 2008, Series A (the

"Series A Notes") which will be exchangeable into 10 1/2% Senior Notes due 2008,
---------------
Series B (the "Series B Notes"), containing terms identical to the Series A
               --------------
Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends) (the Series A Notes and the Series B Notes being collectively referred to as the "Notes");
                                                                    -----

          WHEREAS, the Pledgor and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the
                                           ---------
Pledgor is issuing the Notes on the date hereof;

          WHEREAS, pursuant to the Indenture, simultaneously with receipt of payment for the Series A Notes (the "Deposit Time"), (i) all of the proceeds
                                     ------------
from the sale of the Series A Notes after payment of the Initial Purchasers' Discount and (ii) an equity contribution from the Equity Investors of $20.0 million in cash (the funds referred to in clauses (i) and (ii) being collectively referred to as the "Initial Funds") will be deposited into a
                                 -------------
segregated trust account in the name of Chase Manhattan Bank and Trust Company, National Association, as Trustee, for American Cellular Corporation Senior Note Holders (the "Initial Escrow and Pledge Account").
              ---------------------------------

          WHEREAS, this Pledge Agreement and the Initial Collateral (as defined below) initially secure the Initial Secured Obligations (as defined below).

          WHEREAS, the parties hereto desire to set forth their agreement with regard to the administration of the Initial Escrow and Pledge Account, the creation of a security interest in the Initial Collateral and the conditions upon which a portion of the Initial Collateral will be released from the Initial Escrow and Pledge Account;

          WHEREAS, pursuant to the Indenture, upon release of a portion of the Initial Collateral, the Pledgor is required to use the balance of funds (the "Subsequent Funds") in the Initial Escrow and Pledge Account to cause the
-----------------
Trustee to purchase and hold in the Subsequent Collateral Investment Account (as defined below) or other account in pledge for the benefit of the Holders of the Notes a portfolio of securities initially consisting of Government Securities (as defined below) in an amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments due on the Notes (unless and to the extent already paid) at the stated rate of 10 1/2% (excluding Additional Interest, if any) (the "First Six
                                                              ---------
Scheduled Interest Payments");
---------------------------

          WHEREAS, the Pledgor will also open an interest bearing account (the "Cash Collateral Account") with the Trustee at its office in New York, New York,
------------------------
which will be in the name of the Trustee for the benefit of the Pledgor but under the sole dominion and control of the Trustee and subject to the terms of this Pledge Agreement;

          WHEREAS, this Pledge Agreement and the Subsequent Collateral (as defined below) secures the Subsequent Secured Obligations; and

          Whereas, the parties hereto desire to set forth their agreement with regard to the administration of Cash Collateral Account, the creation and perfection of a Security Interest in the Subsequent Collateral, the termination of this Pledge Agreement and other matters.

          Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor and the Trustee hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

          SECTION 1.  Definitions.
                      -----------

          "Anticipated Merger Date" shall have the meaning specified in Section
           -----------------------
3.3
hereof.

          "Cash Collateral Account" shall have the meaning specified in the
           -----------------------
Recitals.

          "Cash Equivalents" shall have the meaning specified in Section 3.3
           ----------------
hereof.

          "Collateral" means and includes the Initial Collateral and the
           ----------
Subsequent Collateral, as the case may be.

          "Event of Default" shall have the meaning specified in Section 14
           ----------------
hereof.

          "Financing Condition" shall have the meaning specified in Section 4.2
           -------------------
hereof.

          "First Six Scheduled Interest Payments" shall have the meaning
           -------------------------------------
specified in the Recitals.

          "FRBNY" shall have the meaning specified in Section 5.4 hereof.
           -----

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have the remaining weighted average life to maturity of not more than the date of the interest payment as to which such Investment in the Government Security is intended to pay.

          "Holders" shall have the meaning specified in the Recitals.
           -------

          "Indenture" shall have the meaning specified in the Recitals.
           ---------

          "Initial Collateral" shall have the meaning specified in Section 2.1
           ------------------
hereof.

          "Initial Escrow and Pledge Account" shall have the meaning specified
           ---------------------------------
in the Recitals.

          "Initial Funds" shall have the meaning specified in the Recitals.
           -------------

          "Initial Secured Obligations" means all obligations and indebtedness
           ---------------------------
of the Pledgor, whether now or hereafter existing, under the Notes, the Indenture and this Pledge Agreement (whether at maturity, upon acceleration or otherwise), and including without limitation, all principal, premium and interest (whether accrued before or after the commencement of a bankruptcy, insolvency or other similar proceeding) on the Notes.

          "Issuer Order" shall have the meaning specified in Section 6 hereof.
           ------------

          "Marketable U.S. Securities" means: (i) Government Securities; (ii)
           --------------------------
any
time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Pledgor) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc., "A-1" or higher according to Standard & Poor's Ratings Group or "A-1" or higher according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investment of the types described in clauses (i) through (iv) above, including funds for which the Trustee, its parent holding company or any affiliates or subsidiaries of the Trustee or such holding company provide investment advisory or other management services.

          "Merger Date" shall have the meaning specified in Section 4.2 hereof.
           -----------

          "New Anticipated Merger Date" shall have the meaning specified in
           ---------------------------
Section 3.3 hereof.

          "Notes" shall have the meaning specified in the Recitals.
           -----

          "Pledge Agreement" shall have the meaning specified in the Recitals.
           ----------------

          "Pledgor" means the party named as such in this Pledge Agreement until
           -------
a successor replaces it pursuant to the Pledge Agreement, and thereafter means such successor.

          "Pledgor Funds" shall have the meaning specified in Section 6 hereof.
           -------------

          "Pledgor's Designee" shall have the meaning specified in Section 6
           ------------------
hereof.

          "Purchase Agreement" shall have the meaning specified in the Recitals.
           ------------------

          "Release Conditions" shall have meaning specified in Section 4.1
           ------------------
hereof.

          "Release Time" shall have the meaning specified in Section 4.3 hereof.
           ------------

          "Secured Obligations" means and includes the Initial Secured
           -------------------
Obligations and the Subsequent Secured Obligations, as the case may be.

          "Series A Notes" shall have the meaning specified in the Recitals.
           --------------

          "Series B Notes" shall have the meaning specified in the Recitals.
           --------------

          "Subsequent Collateral" shall have the meaning specified in Section
           ---------------------
2.1 hereof.

          "Subsequent Collateral Investments" shall have the meaning specified
           ---------------------------------
in Section 5.3 hereof.

          "Subsequent Collateral Investments Account" shall have the meaning
           -----------------------------------------
specified in Section 5.4 hereof.

          "Subsequent Funds" shall have the meaning specified in the Recitals.
           ----------------

          "Subsequent Secured Obligations" means the Pledgor's obligations to
           ------------------------------
(i) pay in full the First Six Scheduled Interest Payments and (ii) repay the principal, premium and interest (whether accrued before or after the commencement of a bankruptcy, insolvency or other similar proceeding) on the Notes in the event that the Notes become due and payable prior to such time as the First Six Scheduled Interest Payments shall have been paid in full.

          "Trustee" shall mean the Person named as the "Trustee" in the first
           -------
paragraph of this Pledge Agreement until a successor Trustee shall have become such, and thereafter "Trustee" shall mean the Person who is then the Trustee hereunder

          "UCC" means the Uniform Commercial Code as in effect on the date
           ---
hereof in New York State.

          Unless otherwise defined herein or in the Indenture, terms used herein which are defined in the UCC are used herein as therein defined.

          SECTION 2.  Security Interest.
                      -----------------

               2.1  Pledge and Grant of Security Interest. The Pledgor hereby
                    -------------------------------------
irrevocably pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the ratable benefit of the Holders of the Notes, a first priority continuing security interest in, all of the Pledgor's right, title and interest to all of the Initial Collateral and all of the Subsequent Collateral, whether now owned or existing or hereafter acquired or created.

          "Initial Collateral" means and includes (whether characterized as
           ------------------
investment property, deposit accounts, cash or otherwise):

                    (a) the Initial Escrow and Pledge Account;

                    (b) all funds from time to time deposited or held in the Initial Escrow and Pledge Account, including, without limitation, the Initial Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Initial Escrow and Pledge Account or the Initial Funds;

                    (c) all Cash Equivalents, whether the same shall constitute certificated securities, uncertificated securities, investment property, instruments, general intangibles or otherwise held by or registered in the name of the Trustee or its nominees and all certificates and instruments, if any, from time to time representing or evidencing the Cash Equivalents;

                    (d) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee or its nominees;

                    (e) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Initial Collateral; and

                    (f) all proceeds of the foregoing, including, without limitation, cash proceeds.

          "Subsequent Collateral" means and includes (whether characterized as
           ---------------------
investment property, deposit accounts, cash or otherwise):

          (a) the Cash Collateral Account, all funds from time to time deposited or held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account;

          (b) all Subsequent Collateral Investments and all certificates and instruments, if any, representing or evidencing the Subsequent Collateral Investments, and any and all security entitlement to the Subsequent Collateral Investments, and any and all related securities accounts in which any security entitlement to the Subsequent Collateral Investments is carried, including, without limitation the Subsequent Collateral Investments Account;

          (c) all notes, certificates of deposit, deposit accounts, checks and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Trustee or its nominees for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Subsequent Collateral;

          (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Subsequent Collateral; and

                    (e) all proceeds of the foregoing, including, without limitation, cash proceeds.

               2.2  Secured Obligations.  This Pledge Agreement, in accordance
                    -------------------
with its terms and the terms of the Indenture, initially secures the due and punctual payment and performance of the Initial Secured Obligations, and after the Release Time, secures the due and punctual payment and performance of the Subsequent Secured Obligations.

          SECTION 3. Establishment and Maintenance of Initial Escrow and Pledge
                     ----------------------------------------------------------
                     Account; Investment and Liquidation of Funds in the Initial
                     -----------------------------------------------------------
                     Escrow and Pledge Account.
                     -------------------------

               3.1  Delivery of Initial Collateral.  All certificates or
                    ------------------------------
instruments, if any, representing or evidencing the Initial Collateral shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee. All securities in uncertificated or book-entry form, if any, representing or evidencing the Initial Collateral shall be registered in the name of the Trustee or any of its nominees by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, in its discretion to transfer to or to register in the name of the Trustee or any of its nominees any or all other Initial Collateral. Except as otherwise provided herein, all Initial Collateral shall be deposited and held in the Initial Escrow and Pledge Account. The Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Initial Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

               3.2  Maintaining the Initial Escrow and Pledge Account.
                    -------------------------------------------------

                    (a) The Pledgor shall establish and maintain the Initial Escrow and Pledge Account with the Trustee in New York, New York, and the Initial Escrow and Pledge Account shall at all times remain under the exclusive dominion and control of the Trustee.

                    (b) It shall be a term and condition of the Initial Escrow and Pledge Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Initial Escrow and Pledge Account and except as otherwise provided by the provisions of Section 4 of this Pledge Agreement, that no amount (including, without limitation, interest on or other proceeds of the Initial Escrow and Pledge Account or on any Cash Equivalents held therein) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other person or entity other than the Trustee or its designated agent from the Initial Escrow and Pledge Account (other than customary brokerage or similar fees, discounts or commissions payable in connection with investments of funds pursuant to Section 3.3).

               3.3  Allowable Investments.  Funds held by the Trustee in the
                    ---------------------
Initial Escrow and Pledge Account may, at the written direction of the Pledgor or an agent appointed by the Pledgor, be invested and reinvested in the following ("Cash Equivalents"):
            ----------------

               (a) Securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing no later than June 15, 1998, (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or at least the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Service, Inc. and in each case maturing no later than June 15, 1998, (c) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (a) and (b) above, including funds for which the Trustee, its parent holding company or any affiliates or subsidiaries of the Trustee or such holding company provide investment advisory or other management services, and (d) U.S. dollars.

          Investment instructions from the Pledgor may instruct the Trustee to purchase or sell specific securities to or from specific persons and/or on specific terms negotiated by the Pledgor or its agent. If the Pledgor or such agent fails to give written investment instructions to the Trustee by 9:00 a.m. (New York time) on any Business Day on which there is uninvested cash and/or maturing Cash Equivalents in the Initial Escrow and Pledge Account, the Trustee is hereby authorized and directed to invest any such cash or the proceeds of any maturing Cash Equivalents in Cash Equivalents maturing on the next Business Day. The Pledgor's or such agent's failure to give such investment instructions shall not constitute a default or an event of default hereunder. The Trustee may act as principal or agent in the acquisition or disposition of investments. The Trustee shall not be responsible for any loss of any investment made in accordance herewith.

          All of the Cash Equivalents in the Initial Escrow and Pledge Account shall mature on or prior to June 15, 1998; provided, however, that if the
                                           --------  -------
Trustee receives
from the Pledgor a certificate substantially in the form of Exhibit A hereto (a "Preliminary Release Certificate") that: (x) sets forth the date (the
 -------------------------------
"Anticipated Merger Date") set for the consummation of the Merger, which shall
 -----------------------
not be earlier than five (5) Business Days (unless agreed to by the Trustee) after receipt by the Trustee of such Preliminary Release Certificate; (y) states that the Pledgor reasonably believes that the Merger will be consummated on the specified Anticipated Merger Date; and (z) directs the liquidation of all of the Cash Equivalents in accordance with Section 4.1, the Trustee shall invest in Cash Equivalents such that the funds held in the Initial Escrow and Pledge Account will be available for release no later than 9:00 a.m. (New York time) on the Anticipated Merger Date.

          If the Pledgor determines that the Merger will not occur on or prior to June 15, 1998 (or such later date specified in the most recent Merger Extension Notice Certificate), the Pledgor shall deliver to the Trustee a certificate substantially in the form of Exhibit B hereto (a "Merger Extension
                                                              ----------------
Notice Certificate") stating that (1) the Merger will be consummated after June
------------------
15, 1998 (or such later date specified in the most recent Merger Extension Notice Certificate), (2) the Merger will not be consummated prior to a certain date (the "New Anticipated Merger Date") and (3)  the Trustee is
                   ---------------------------
authorized to invest the Initial Funds in Cash Equivalents that mature on or prior to the New Anticipated Merger Date, in which each of the Cash Equivalents in the Initial Escrow and Pledge Account shall mature on or prior to the New Anticipated Merger Date.

               3.4  Interest.  All interest earned on funds invested in Cash
                    --------
Equivalents shall be held in the Initial Escrow and Pledge Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.

          SECTION 4.  Disposition of Initial Collateral Upon Certain Events.
                      ------------------------------------------------------

               4.1  Transfer of Funds for the Merger. Upon delivery by the
                    --------------------------------
Pledgor to the Trustee of a Preliminary Release Certificate stating the Merger Date (as defined below), the Trustee shall liquidate, within five (5) Business Days (or such earlier time as the Trustee may agree to) after the Trustee's receipt of such Preliminary Release Certificate, all of the Cash Equivalents in the Initial Escrow and Pledge Account. At the Release Time (as defined below), the Trustee shall purchase in accordance with Section 5.3 hereof for the benefit of the Holders of the Notes a portfolio of securities initially consisting of Government Securities in an amount equal to the Subsequent Funds (as such amount is verified by the report of an independent public accountant in Exhibit K delivered to the Trustee); and on the Merger Date, upon satisfaction of the Release Conditions (as defined below), the Trustee shall transfer the funds in the Initial Escrow and Pledge Account in excess of the Subsequent Funds as directed by the Pledgor by wire transfer of immediately available funds to such entity as designated by the Pledgor, and the Trustee hereby agrees to liquidate such amount of Cash Equivalents and to make such purchase and funds transfer.

               4.2 Conditions to Release of Funds. On the date of the consummation of the Merger (the "Merger Date"), the Pledgor shall deliver to the
                                 -----------
Trustee (x) confirmation in writing of the amounts required to be used to purchase securities and to be transferred by the Trustee pursuant to the second sentence of Section 4.1, (y) an opinion of Latham & Watkins, counsel to the Pledgor, in the form of Exhibit C hereto and addressed to the Trustee and the Initial Purchasers and (z) a certificate substantially in the form of Exhibit D hereto (a "Release Certificate") stating that (1) all conditions to the
           -------------------
consummation of the Merger have been satisfied or waived, (2) upon consummation of the Merger and related transactions (a) the Pledgor shall have received the Equity Contribution of at least $350 million, (b) the Pledgor (on a consolidated basis) shall have incurred or assumed no greater than $925 million (plus the amount of any (I) Old Notes which have been properly defeased and (II) Equity Contribution in excess of $350 million) and no less than $750 million of Indebtedness under the Credit Facility and the Old Notes, and (c) the Pledgor (on a consolidated basis) shall not have outstanding more than $25 million of Indebtedness (other than the Notes, the Credit Facility, the Old Notes and the Convertible Notes) (the condition in this clause (2) being referred to as the "Financing Condition") and (3) no Event of Default (as defined in the Indenture)
 -------------------
has occurred and is continuing or will occur as a result of the release of funds contemplated hereby, and instructing the Trustee to release the appropriate dollar amount of the Initial Collateral in accordance with Section 4.1. The delivery of the items identified in (x) and (y) above shall be the only conditions (the "Release Conditions") precedent to the release of funds pursuant
                 ------------------
to Section 4.1.

               4.3  Release of Security Interest. If the Release Conditions are
                    ----------------------------
satisfied, the Trustee shall deliver to the Pledgor a release of security interest, with respect to the funds released pursuant to the Release Certificate at the time of release of such funds (the "Release Time"), in the form of
                                           ------------
Exhibit E hereto, duly executed by the Trustee, and the Trustee shall take all further actions, if any, that are reasonably deemed necessary by the Pledgor to terminate the Trustee's security interest in all funds transferred by the Trustee in accordance with the provisions of Section 4.1 (which shall automatically be deemed to be free and clear of the Trustee's security interest provided herein).

               4.4  Special Mandatory Redemption.  Upon the earlier to occur of
                    ----------------------------
(i) termination of the Merger Agreement or (ii) 150 days after the Issue Date if the Initial Funds have not been released by that time (provided that the 150-day period may be extended at the option of the Pledgor by written notice to the Trustee up to an additional 120 days if the Pledgor delivers to the Trustee a certificate, substantially in the form of Exhibit F hereto (an "Extension
                                                                ---------
Certificate") stating that (a) the Pledgor shall have deposited an additional
-----------
amount (to be reasonably determined by the Initial Purchasers on the same basis as the determination of the Additional Escrow Amount) in the Initial Escrow and Pledge Account for the benefit of the holders of the Notes,
(b) the basis under which the Merger Agreement is not satisfied on such 150th day relates to pending FCC or other governmental or regulatory approvals, (c) the lenders under the Credit Facility shall have extended their commitment to lend to a date no earlier than the date to which such escrow has been extended, and (d) the Pledgor shall have issued a press release in a reasonably commercial manner and notified the Trustee with respect to such extension of the escrow period (clauses (a)-(d) being referred to herein as the "Extension Condition")),
                                                         -------------------
the Pledgor shall deliver a notice to the Trustee that all of the outstanding Notes will be subject to a Special Mandatory Redemption in accordance with the terms of the Indenture, and the Trustee shall without any further notice, direction or authorization: (a) promptly liquidate all of the Cash Equivalents in the Initial Escrow and Pledge Account to obtain net cash proceeds by no later than 9:00 a.m. (New York time) on the date that is five (5) Business Days after such date specified in clause (i) or (ii) above, as applicable, and (b) transfer such dollar amount to the Paying Agent to be used to redeem Notes in accordance with Section 3.8 of the Indenture, and the Trustee hereby agrees to liquidate such investments and to make such funds transfer. Upon such date as all Initial Funds have been released to the Paying Agent in accordance with this Section 4.4 and upon receipt of a request by the Pledgor, the Trustee shall transfer by wire transfer of immediately available funds any funds remaining in the Initial Escrow and Pledge Account to an account designated by the Pledgor. The Trustee shall not be deemed to have notice of the termination of the Merger Agreement unless it shall have received written notification thereof from the Pledgor.

          SECTION 5.  Deposit of Subsequent Funds; Deposit and Investment; Cash
                      ---------------------------------------------------------
                      Collateral Account; Subsequent Collateral Investments.
                      -----------------------------------------------------

               5.1  Deposit of Subsequent Funds. At the Release Time the Trustee
                    ---------------------------
shall deposit, or cause to be deposited, all Subsequent Funds into the Cash Collateral Account.

               5.2  Maintaining the Cash Collateral Account. So long as any
                    ---------------------------------------
Subsequent Secured Obligation shall remain unpaid:

                    (a) The Pledgor will maintain the Cash Collateral Account with Chase Manhattan Bank and Trust Company, National Association; and

                    (b) It shall be a term and condition of the Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Account, and except as otherwise provided by the provisions of Section 5.3, Section 6 and Section 14, that no amount (including interest on or other proceeds of the Subsequent Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person other than the Trustee or its designated agent from the Cash Collateral Account (other than customary, brokerage or similar fees, discounts or commissions payable in connection with investments of funds pursuant to Section 5.3); provided that notwithstanding the foregoing no withdrawals may be made by
--------
Pledgor under Section 5.3, Section 6 or Section 14.

          The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

               5.3  Investing of Amounts in the Cash Collateral Account.
                    ---------------------------------------------------

                    (a) As soon as practicable upon deposit of the Subsequent Funds, the Trustee shall invest all amounts on deposit in the Cash Collateral Account in such Government Securities, in the name of the Trustee, as the Pledgor may select in an amount sufficient to pay the First Six Scheduled Interest Payments. If requested in writing by the Pledgor, the Trustee will, subject to the provisions of Section 6 and Section 14, from time to time (i) invest amounts on deposit in the Cash Collateral Account in such Cash Equivalents in the name of the Trustee as the Pledgor may select and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Trustee, as the Pledgor may select and the Trustee may approve (the Cash Equivalents referred to in clauses (i) and (ii) above being collectively "Subsequent Collateral
                                               ---------------------
Investments"); provided, however, in providing directions hereunder the Pledgor
-----------    --------  -------
shall assure that the amount on deposit in the Subsequent Collateral Investments Account (as defined below) and the Cash Collateral Account, collectively, at any time during the terms of this Pledge Agreement, are sufficient to provide for the payment in full of the First Six Scheduled Interest Payments remaining unpaid at such time on the Notes. Interest and proceeds that are not invested or reinvested in Subsequent Collateral Investments as provided above shall be deposited and held in the Cash Collateral Account. The Trustee may act as principal or agent in the acquisition or disposition of investments. The Trustee shall not be responsible for any loss of any investment made in accordance herewith.

                    (b) At any time while this Pledge Agreement is in force, the Pledgor may substitute Marketable U.S. Securities for the Government Securities pledged as Collateral hereunder; provided, however, that the Marketable U.S.
                                 --------  -------
Securities so substituted must have a fair market value (measured at the date of substitution) as certified to the Trustee, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor in the form of Exhibit G hereto, at least equal to 125.0% of the amount of any of the First Six Scheduled Interest Payments that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable U.S. Securities) as of the date such Marketable U.S. Securities are proposed to be substituted as Subsequent Collateral hereunder. Concurrently with such substitution, the Pledgor shall (i) deliver a certificate in the form of Exhibit H hereto reaffirming the representations and warranties set forth in Section 7 hereof,
(ii) deliver an Opinion of Counsel stating that the Trustee has a perfected lien in such Marketable U.S. Securities and (iii) deliver the accountants' opinion in the form of Exhibit G hereto. The Pledgor hereby pledges and the Trustee shall hold a security interest in, for the benefit of the Holders of the Notes, any Marketable U.S. Securities received by the Trustee in the accordance with this
Section 5.3(b).

               5.4  Delivery of Subsequent Collateral.  (a) If and to the extent
                    ---------------------------------
the Subsequent Collateral is represented or evidenced by certificates or instruments, all such certificates or instruments representing or evidencing the Subsequent Collateral, including, without limitation, amounts invested as provided in Section 5.3, shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to convey a valid security interest in such Subsequent Collateral to the Trustee or shall be credited to a securities account (the " Subsequent Collateral Investments Account") designated
                          -----------------------------------------
by the Trustee. For the better perfection of the Trustee's rights in and to the Subsequent Collateral, the Pledgor shall forthwith, upon the pledge of any Subsequent Collateral hereunder, cause all such Subsequent Collateral, including the Subsequent Collateral Investments Account and all other accounts representing a security entitlement to or containing any Subsequent Collateral (including, without limitation, any Subsequent Collateral Investments) to be registered in the name of the Trustee or such of its nominees as the Trustee shall direct and the Pledgor shall approve (which approval shall not be unreasonably withheld), and to be under the sole dominion and control of the Trustee, which dominion and control shall be agreed to and acknowledged by any securities intermediary holding any such account in an acknowledgment in the form of Exhibit I hereto, subject only to the revocable rights specified in
Section 6. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing the Subsequent Collateral for certificates or instruments of smaller or larger denominations.

                    (b) The Trustee shall become the holder or entitlement holder, as the case may be, of the Subsequent Collateral Investments and of any and all security entitlements to the Subsequent Collateral Investments, through action by the Federal Reserve Bank of New York ("FRBNY") or another securities
                                                 -----
intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by FRBNY or such other securities intermediary (i) indicating by book-entry that the Subsequent Collateral Investments or a security entitlement thereto has been credited to the Subsequent Collateral Investments Account, or (ii) acquiring the

Subsequent Collateral Investments or a security entitlement thereto for the Trustee and accepting the same for credit to the Subsequent Collateral Investments Account.

                    (c) Prior to the acquisition by the Trustee of Subsequent Collateral Investments (or acquisition by the Trustee of any security entitlement thereto), as provided in subsection (a) or (b) of this Section 5.4, the Trustee shall establish the Subsequent Collateral Investments Account on its books as an account segregated from all other custodial or collateral accounts at its office at 55 Water Street, Room 234, North Building, New York, New York 10041. Upon acquisition of the Subsequent Collateral Investments by the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed to the Trustee by FRBNY or another securities intermediary), the Trustee shall make appropriate book entries indicating that the Subsequent Collateral Investments and/or such security entitlement have been credited to and are held in the Subsequent Collateral Investments Account. Subject to the other terms and conditions of this Pledge Agreement, all Subsequent Collateral Investments held by the Trustee pursuant to this Pledge Agreement shall be held in the Subsequent Collateral Investments Account subject (except as expressly provided in Section 6 hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

                    (d) All Subsequent Collateral shall be retained in the Cash Collateral Account and the Subsequent Collateral Investments Account pending disbursement pursuant to the terms hereof.

                    (e) On the Merger Date, the Trustee shall deliver to the Pledgor and the Initial Purchasers a duly executed certificate, in the form of Exhibit J hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Cash Collateral Account and the Subsequent Collateral Investments Account and its receipt and holding of the Subsequent Funds and the Subsequent Collateral Investments or a security entitlement thereto and the crediting of the Subsequent Funds and the Subsequent Collateral Investments or such security entitlement to the Cash Collateral Account and the Subsequent Collateral Investments Account, all in accordance with this Pledge Agreement.

                    (f) On the Merger Date, the Pledgor shall deliver to the Trustee an opinion of a nationally recognized firm of independent public accountants, selected by the Pledgor, substantially in the form of Exhibit K hereto.

          SECTION 6.  Disbursements of Subsequent Collateral. The Trustee shall
                      --------------------------------------
hold the assets in the Cash Collateral Account and the Subsequent Collateral Investments Account and release the same, or a portion thereof, only as follows:

          (a) At least one Business Day prior to the due date of any of the First Six Scheduled Interest Payments, the Trustee shall release from the Cash Collateral Account and/or liquidate Subsequent Collateral in the Subsequent Collateral Investments Account, and transfer to the Trustee, as Paying Agent in order to pay to the Holders of the Notes proceeds sufficient to provide for payment in full of such interest then due on the Notes; provided that in the event Subsequent Collateral is not required to be liquidated, the Pledgor will give the Trustee at least three Business Days notice pursuant to written instructions executed by the Pledgor (an "Issuer Order") The Trustee will take any action necessary to provide for the payment of the interest on the Notes to the Holders of the Notes in accordance with the payment provisions of the Indenture from (and to the extent of) proceeds of the Subsequent Funds in the Cash Collateral Account or the Subsequent Collateral Investments Account, as the case may be. Nothing in this Section 6 shall affect the Trustee's rights to apply the Subsequent Collateral to the payments of amounts due on the Notes upon acceleration thereof.

          (b) If the Pledgor makes any payment or portion of payment of the First Six Scheduled Interest Payments from a source of funds other than the Cash Collateral Account or the Subsequent Collateral Investments Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest
     ---------------
     payment or portion thereof from proceeds of such Pledgor Funds, direct the Trustee in writing to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Cash
                                    ------------------
     Collateral Account or the Subsequent Collateral Investments Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of an Issuer Order by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Cash Collateral Account or the Subsequent Collateral Investments Account, as the case may be. Concurrently with any release of funds requested by the Pledgor pursuant to this Section 6(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that such release has been authorized by the Pledgor and will not contravene any provision of applicable law or the certificate of incorporation or the by-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Pledge Agreement.

          (c) At least one Business Day prior to the due date of any of the First Six Scheduled Interest Payments, the Pledgor covenants to give the Trustee (by Issuer Order) notice as to whether payment of interest will be made pursuant to Section 6(a) or 6(b) and as to the respective amounts of interest that will be paid pursuant to Section 6(a) or 6(b); provided that,
                                                                  --------
     in the event Subsequent Collateral is not required to be liquidated, the Pledgor will give the Trustee at least three Business Days notice pursuant to an Issuer Order. If no such notice is given, the Trustee will act pursuant to Section 6(a) as if it had received an Issuer Order pursuant to this paragraph for the payment in full of the interest then due.

          (d) The Trustee shall liquidate Subsequent Collateral Investments pursuant to Section 6(a) in order to make any scheduled payment of interest or any release hereunder unless instructed to not do so by Issuer Order or pursuant to Section 16 hereof.

          (e) In the event that the Subsequent Collateral held in the Cash Collateral Account and the Subsequent Collateral Investments Account exceeds the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor (an "Accountants Opinion"), to provide for payment in full of the First Six Scheduled Interest Payments (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of the First Six Scheduled Interest Payments remaining unpaid at such time, the Trustee shall release to the Pledgor at the Pledgor's and upon receipt of an Accountant's Opinion request any such excess Subsequent Collateral.

          (f) Upon the release of any Subsequent Collateral from the Cash Collateral Account or the Subsequent Collateral Investments Account, in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Subsequent Collateral will automatically terminate and be of no further force and effect.

          (g) Nothing contained in Section 5, this Section 6 or any other provision of this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Subsequent Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Subsequent Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in this Section 6) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security entitlement to the Subsequent Collateral Investments solely as trustee for the Holders of the Notes and not as a securities intermediary.

          SECTION 7.  Representations and Warranties. The Pledgor hereby
                      ------------------------------
represents and warrants, as of the date hereof, that:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement have been duly authorized by all necessary corporate action and will not contravene or constitute a default under any provision of applicable law or the certificate of incorporation or the by-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement,
     (ii) for the pledge by the Pledgor of the Initial Collateral and the Subsequent Collateral pursuant to this Pledge Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Initial Collateral and the Subsequent Collateral pursuant to this Pledge Agreement.

          (b) The Pledgor is the beneficial owner of the Initial Collateral and will be the beneficial owner of the Subsequent Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledgor's interest in the Initial Collateral is on file in any public office other than any Financing Statements filed pursuant to this Pledge Agreement and no Financing Statement covering the Pledgor's interest in the Subsequent Collateral will be on file in any public office other than any Financing Statement filed pursuant to this Pledge Agreement.

          (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 14(b), Section 17.11 and
     Section 17.15 hereof may be limited by applicable law.

          (d) Upon the delivery to the Trustee of the certificates or instruments, if any, representing or evidencing the Initial Collateral, and the transfer and pledge to the Trustee of the Initial Collateral or the acquisition by the Trustee of a security entitlement thereto, in accordance with Section 2, the pledge of and grant of a security interest in the Initial Collateral securing the payment of the Initial Secured Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Initial Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-306 of the UCC), enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Initial Collateral from the Pledgor, except in each case as enforcement may be affected by general equitable principles (whether considered in a proceeding in equity or at law) and other than as permitted by the Indenture.

          (e) Upon the delivery to the Trustee of the certificates or instruments, if any, representing or evidencing the Subsequent Collateral, and the transfer and pledge to the Trustee of the Subsequent Collateral and the acquisition by the Trustee of a security entitlement thereto, in accordance with Section 5.4(a), the pledge of and grant of a security interest in the Subsequent Collateral securing the payment of the Subsequent Secured Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Subsequent Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-306 of the UCC), enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Subsequent Collateral from the Pledgor, except in each case as enforcement may be affected by general equitable principles (whether considered in a proceeding in equity or at law) and other than as permitted by the Indenture.

          (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

          (g) The pledge of the Initial Collateral and the Subsequent Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

          (h) No Event of Default (as defined herein) exists.

          SECTION 8.  Further Assurances.  The Pledgor will, promptly upon
                      ------------------
request by the Trustee (which request the Trustee may submit in its discretion or at the direction of the Holders of a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Initial Collateral and the Subsequent Collateral, to protect the Initial Collateral and the Subsequent Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise effect the purposes of this Pledge Agreement. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Initial Collateral and the Subsequent Collateral, and to protect the Initial Collateral and the Subsequent Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

          SECTION 9.  Covenants.  The Pledgor covenants and agrees with the
                      ---------
Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the payment in full in cash of the Secured Obligations:

          (a) that (i) it will not (and will not purport to) sell, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Initial Collateral or the Subsequent Collateral or (ii) it will not create or permit to exist any Lien upon or with respect to any of the Initial Collateral or the Subsequent Collateral (except for the security interests granted under this Pledge Agreement and any Lien created by or arising through the Trustee) and at all times will be the sole beneficial owner of the Initial Collateral and the Subsequent Collateral; or

          (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Initial Collateral or the Subsequent Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Initial

     Collateral or the Subsequent Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Initial Collateral or the Subsequent Collateral.

          SECTION 10.  Power of Attorney.  The Pledgor hereby irrevocably
                       -----------------
appoints the Trustee as the Pledgor's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

          In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of
Default: (a) collection of proceeds of any Initial Collateral or Subsequent Collateral; (b) conveyance of any item of Initial Collateral or Subsequent Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 8 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Initial Collateral or the Subsequent Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Initial Secured Obligations or the Subsequent Secured Obligations of the Pledgor to the Trustee, due and payable immediately upon demand.

          The Trustee's authority under this Section 10 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of the Initial Collateral and the Subsequent Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Initial Collateral or Subsequent Collateral, transfer title to any item of Initial Collateral or Subsequent Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Initial Collateral or the Subsequent Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement.

          SECTION 11.  Trustee May Perform.  Without limiting the authority
                       -------------------
granted under Section 10 and except with respect to the failure of the Pledgor to deliver investment instructions (which shall be governed by the other terms of this Pledge Agreement), if the Pledgor fails to perform any agreement contained herein, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor.

          SECTION 12.  No Assumption of Duties; Reasonable Care.  The rights and
                       ----------------------------------------
powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Initial Collateral and the Subsequent Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Initial Collateral and the Subsequent Collateral in its possession if the Initial Collateral and the Subsequent Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Initial Collateral or Subsequent Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters,
(b) taking any necessary steps to preserve rights against any parties with respect to any Initial Collateral or Subsequent Collateral, (c) investing or reinvesting any of the Initial Collateral or the Subsequent Collateral or (d) the validity, sufficiency or priority of the Initial Collateral or Subsequent Collateral or the perfection or the maintenance of the perfection of any security interest granted hereby, provided, however, that nothing contained in this Pledge Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law. In no event shall the Trustee have any liability to the Pledgor or any other person for investing the funds from time to time in the Initial Escrow and Pledge Account, the Cash Collateral Account or the Subsequent Collateral Investments Account in accordance with the provisions of this Pledge Agreement, regardless of whether greater income or a higher yield could have been obtained had the Trustee invested such funds in different investments, or for any loss associated with the sale or liquidation of such investments in accordance with the terms of this Pledge Agreement. The rights and limits of liability afforded to the Trustee under the Indenture shall apply to its role hereunder as if fully stated herein.

          SECTION 13.  Indemnity.  The Pledgor shall indemnify, hold harmless
                       ---------
and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person. The provisions of this Section 13 shall survive termination of this Pledge Agreement and the registration and removal of the Trustee.

          SECTION 14.  Remedies upon Event of Default.  If any Event of Default
                       ------------------------------
under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have
                                                  ----------------
occurred and be continuing:

          (a) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, liquidate all Cash Equivalents and transfer all funds in the Initial Escrow and Pledge Account to the Paying Agent to apply such funds in accordance with Section 3.8 of the Indenture.

          (b) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Initial Collateral and the Subsequent Collateral of a secured party under the UCC. In addition, with respect to any Initial Collateral or Subsequent Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may and, at the direction of the Holders of a majority in principal amount of the Notes then outstanding, shall appoint a broker or other expert to sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices such broker or other expert may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all of the Initial Collateral or Subsequent Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. The Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Initial Collateral or the Subsequent Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Initial Collateral and the Subsequent Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 17.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Initial Collateral or the Subsequent Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Initial Collateral or the Subsequent Collateral.

          (c) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Initial Collateral or the Subsequent Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          SECTION 15.  Expenses.  The Pledgor will upon demand pay to the
                       --------
Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Initial Collateral or the Subsequent Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 16.  Security Interest Absolute.  All rights of the Trustee
                       --------------------------
and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Initial Secured Obligations or the Subsequent Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Initial Secured Obligations or the Subsequent Secured Obligations; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the

     Pledgor in respect of the Initial Secured Obligations or the Subsequent Secured Obligations or of this Pledge Agreement.

          SECTION 17.  Miscellaneous Provisions.
                       ------------------------

               17.1  Notices.  Any notice or communication shall be sufficiently
                     -------
given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier c ommunication, addressed as follows:

     if to the Pledgor:
     -----------------

          American Cellular Corporation
          1336 Basswood Street
          Suite F
          Schaumburg, Illinois  60173
          Attention:  Chief Financial Officer

     with a copy to:
     --------------

          Latham & Watkins
          505 Montgomery Street
          Suite 1900
          San Francisco, CA  94111-2562
          Attention:  Greg Miller, Esq.

     if to the Trustee:
     -----------------

          Chase Manhattan Bank and Trust Company, National Association 101 California Street
          Suite 2725
          San Francisco, CA  94111
          Attention:  Corporate Trust Department
          Telephone:  (415) 954-9506
          Fax:  (415) 693-8850

     with a copy to:
     --------------

          Lillick & Charles LLP
          2 Embarcadaro Center
          Suite 2700
          San Francisco, California  94111
          Attention:  Varya Simpson
          Telephone:  (415) 984-8361
          Fax:  (415) 984-8300

               17.2  No Adverse Interpretation of Other Agreements.  This Pledge
                     ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

               17.3  Severability.  The provisions of this Pledge Agreement are
                     ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provisions, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

               17.4  Headings.  The headings in this Pledge Agreement have been
                     --------
inserted for convenience of reference only, are not to be considered a part thereof and shall in no way modify or restrict any of the terms or provisions hereof.

               17.5  Counterpart Originals.  This Pledge Agreement may be signed
                     ---------------------
in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

               17.6  Benefits of Pledge Agreement.  Nothing in this Pledge
                     ----------------------------
Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

               17.7  Amendments, Waivers and Consents.  Any amendment or waiver
                     --------------------------------
of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of the Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               17.8  Interpretation of Agreement.  To the extent a term or
                     ---------------------------
provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               17.9  Continuing Security Interest; Termination.  (a) This Pledge
                     -----------------------------------------
Agreement shall create a continuing security interest in and to the Initial Collateral and the Subsequent Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Initial Secured Obligations and the Subsequent Secured Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

               (b) This Pledge Agreement shall terminate upon the payment in full in cash of the Subsequent Secured Obligations or the consummation of a Special Mandatory Redemption. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Subsequent Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Subsequent Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

               17.10  Survival Provisions.  All representations, warranties and
                      -------------------
covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 13 and 15 hereof shall survive the termination of this Pledge Agreement.

               17.11  Waivers.  The Pledgor waives presentment and demand for
                      -------
payment of any of the Initial Secured Obligations or the Subsequent Secured Obligations, protest and notice of dishonor or default with respect to any of the Initial Secured Obligations or the Subsequent Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

               17.12  Authority of the Trustee.  (a) The Trustee shall have and
                      ------------------------
be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Initial Collateral or the Subsequent Collateral by or though agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct , and the Trustee shall not be responsible for the validity, effectiveness, sufficiency or priority hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Trustee shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Initial Collateral or the Subsequent Collateral.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

               17.13  Final Expression.  This Pledge Agreement, together with
                      ----------------
the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

               17.14  Rights of Holders of the Notes.  No Holder of Notes shall
                      ------------------------------
have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.8 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the
--------
Trustee under the Notes or the Indenture.

               17.15  Governing Law; Submission to Jurisdiction; Waiver of Jury
                      ---------------------------------------------------------
                      Trial; Waiver of Damages.
                      ------------------------

                      (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN

CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. NOTWITHSTANDING THE FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R. (S)(S) 357.10 AND 357.11 (AS IN EFFECT ON THE DATE OF THIS AGREEMENT) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

                      (b) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDE IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                      (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLDEGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

               17.16  Consequential Damages.  In no event shall the Trustee
                      ---------------------
hereunder be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

               17.17  Wire Transfers.  (a) The Trustee is authorized to seek
                      --------------
confirmation of fund transfer instructions by telephone call-back to the person or persons designated on Exhibit L hereto, and the Trustee may rely upon the confirmations of any one purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. The parties to this Pledge Agreement acknowledge that such security procedure is commercially reasonable.

          (b) It is understood that the Trustee and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.

          IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                  Pledgor:

                                  AMERICAN CELLULR CORPORATION

                                  By: /s/ Mark Pelson
                                      --------------------------------
                                      Name: Mark Pelson
                                      Title: Vice President

                                  Trustee:

                                  CHASE MANHATTAN BANK AND TRUST
                                  COMPANY, NATIONAL ASSOCIATION

                                  By: /s/ Hans H. Helley
                                      --------------------------------
                                      Name: Hans H. Helley
                                      Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                   [Form of Preliminary Release Certificate]

                         AMERICAN CELLULAR CORPORATION

                                                              Date:

     The undersigned officer of American Cellular Corporation, a Delaware corporation (the "Pledgor"), hereby certifies to the Trustee, pursuant to
Section 3.3 of the Pledge and Escrow Agreement dated as of May 13, 1998 (the "Pledge Agreement") between the Pledgor and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee") under the Indenture dated as of May 13, 1998 (the "Indenture") between the Pledgor and the Trustee, as follows:

     The consummation of the Merger (as defined in the Indenture) and related transactions including the financing thereof is scheduled to occur on _________, 1998 (the "Anticipated Merger Date").

     The Pledgor reasonably believes that the Merger will be consummated on the Anticipated Merger Date.

     The Pledgor hereby requests and directs the Trustee to liquidate all of the Cash Equivalents (as defined in the Pledge Agreement) by no later than 9:00 a.m. (New York time) on the Anticipated Merger Date.

                                    By: ____________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B
                                                                       ---------

                 [Form of Merger Extension Notice Certificate]

                         AMERICAN CELLULAR CORPORATION

                                                           Date:

     The undersigned officer of American Cellular Corporation, a Delaware corporation (the "Pledgor"), hereby certifies to the Trustee, pursuant to
Section 3.3 of the Pledge and Escrow Agreement dated as of May 13, 1998 (the "Pledge Agreement") between the Pledgor and Chase Manhattan Bank and Trust Company, National Association as trustee (the "Trustee") under the Indenture dated as of May 13, 1998 (the "Indenture") between the Pledgor and the Trustee, as follows:

     1.  The Merger will be consummated after June 15, 1998.

     2.  The Pledgor believes that the Merger will not be consummated prior to
____________.

     The Pledgor hereby authorizes the Trustee to invest the Initial Funds in Cash Equivalents (as defined in the Pledge Agreement) that mature on or prior to
________________.


                                    By: _____________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT C
                                                                       ---------

                       [Form of Latham & Watkins Opinion]

     The consummation of the Merger and the assumption by PriCellular of the Notes and the obligations under the Registration Rights Agreement and the Pledge Agreement and the entering into by PriCellular of the Credit Facility will not result in the violation by the Company, PriCellular, Wireless (or any other entity which is the borrower under the Credit Facility of their respective Certificates of Incorporation or bylaws or any federal or New York statute or the Delaware GCL, rule or regulation or any judgment, order, writ or decree of any United States federal, New York or Delaware court or governmental instrumentality or do not and will not conflict with or result in the breach or default, whether with or without the passage of time or both, including any repayment event, under any of the material agreements identified on Schedule A hereto or any other material agreements entered into after the Pledge Agreement and known to us on the date of delivery of the opinion; and, no consent, approval, license, authorization or order of, or filing with, any federal, New York or Delaware court or governmental agency or body is required for the consummation of the Merger and the assumption by PriCellular of the Notes and the obligations under the Registration Rights Agreement and the Pledge Agreement and the entering into by PriCellular of the Credit Facility.

     Such opinion may be subject to the same exceptions and assumptions as contained in the opinion delivered to the Lenders under the Credit Facility with respect to similar matters and acceptable to the Trustee.

                                                                      Schedule A
                                                                      ----------

                              Material Agreements
                              -------------------

1. Contribution Agreement by and among Texas/Illinois Cellular Limited Partnership, a Delaware limited partnership, Southwestern Bell Mobile Systems, Inc., a Delaware and Virginia corporation, the Pledgor, Cellular Information Systems of Laredo, Inc., a Texas corporation, dated as of April 10, 1995.

2. Asset Acquisition Agreement dated as of October 15, 1996 among PriCellular, Cellular Information Systems of Florence, Inc. and Horizon Cellular Telephone Company of Central Kentucky, L.P.

3. Indenture to 14% Senior Subordinated Discount Notes due 2001 among PriCellular, PriCellular Wireless Corporation and Bank of Montreal Trust Company, as trustee.

4. Indenture of 12 1/4% Senior Subordinated Notes due 2003 among PriCellular, Wireless and Bank of Montreal Trust Company, trustee.

5. Indenture to 10 3/4% Senior Subordinated Convertible Discount Notes due 2004 between PriCellular and Bank of Montreal Trust Company, as trustee.

6. Indenture to 10 3/4% Senior Notes due 2004 between Wireless and Bank of Montreal Trust Company, as trustee.

7. Stockholders' Agreement, dated as of April 28, 1995, by and among PriCellular and the parties named therein

8. Voting Agreement, dated as of December 28, 1995 by and among PriCellular and the parties named therein

9. Operating Agreement dated as of April 28, 1994 by and between PriCellular and McCaw.

10. Warrant Agreement between PriCellular and Price Communications Corporation

11. Employment Agreement dated as of December 28, 1995 by and between PriCellular and Robert Price

12. Agreement and Plan of Merger dated as of March 6, 1998 between PriCellular and the Pledgor.

13. Voting Agreement dated as of March 6, 1998, among the Pledgor, PriCellular and shareholders of the Pledgor.

14. Spectrum Letter, dated March 6, 1998.

15. Consent and Waiver dated as of March 6, 1998 between PriCellular and AT&T Wireless Services, Inc.

16. Stock Purchase Agreement dated as of March 5, 1998 among the Pledgor and the parties listed on Exhibit A to such agreement.

17. Stockholders Agreement dated as of March 5, 1998 by and among the Pledgor and the parties listed on Exhibit A to such agreement.

18. Registration Rights Agreement dated as of March 5, 1998 by and among the Pledgor and each of the parties listed on Exhibit A to such agreement.

19. Asset Purchase Agreement dated as of October 31, 1997 by and among PriCellular, Kyle Cellular Corporation and Tennessee 04 Partners, L.P.

                                                                       EXHIBIT D
                                                                       ---------

                         [Form of Release Certificate]

                         AMERICAN CELLULAR CORPORATION

                                                            Date:

     The undersigned officer of American Cellular Corporation, a Delaware corporation (the "Pledgor"), hereby certifies, pursuant to Section 4.2 of the Pledge and Escrow Agreement dated as of May 13, 1998 (the "Pledge Agreement") between the Pledgor and Chase Manhattan Bank and Trust Company, National Association as trustee (the "Trustee") under the Indenture dated as of May 13, 1998 (the "Indenture") between the Pledgor and the Trustee, as follows:

     1. All of the conditions to the consummation of the Merger (as defined in the Indenture) have been satisfied or waived as of the date hereof.

     2. The Merger will be consummated on the date hereof and (a) the Pledgor shall have received the Equity Contribution of at least $350 million, (b) the Pledgor (on a consolidated basis) shall have incurred or assumed, after giving effect to the Merger, no greater than $925 million (plus the amount of any (I) Old Notes which have been properly defeased and (II) Equity Contribution in excess of $350 million) and no less than $750 million of Indebtedness under the Credit Facility and the Old Notes and (c) the Pledgor (on a consolidated basis) shall not have outstanding more than $25 million of Indebtedness (other than the Notes, the Credit Facility, the Old Notes and the Convertible Notes), after giving effect to the Merger.

     3. No Event of Default (as defined in the Indenture) has occurred and is continuing or will occur as a result of the release of funds contemplated hereby.

     Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified in the Pledge Agreement.

     The Pledgor hereby requests the Trustee to release $__________, which amount is the funds in excess of the Subsequent Funds held by it in the Initial Escrow and Pledge Account at Chase Manhattan Bank and Trust Company, National Association and to terminate and release its pledge and assignment of, and security interest in, the Initial Collateral under the Pledge Agreement (but not the Subsequent Collateral) in accordance with Section 4.3 thereof. As soon as practicable, such funds should be deposited in immediately available funds in the following account or accounts at [Insert Bank] in the amounts indicated.


                                        By: ______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT E
                                                                       ---------

                     [Form of Release of Security Interest]

                     [To be typed on Trustee's letterhead]

                                                            Date:

VIA FACSIMILE AND FEDERAL EXPRESS

American Cellular Corporation
1336 Basswood Street
Suite F
Schaumburg, Illinois  60173
Attention: [          ]

          Re:  Release of Security Interest

Ladies and Gentlemen:

     Reference is hereby made to that certain Pledge and Escrow Agreement dated as of May 13, 1998 by and among American Cellular Corporation and Chase Manhattan Bank and Trust Company, National Association, as Trustee (as amended, supplemented or modified from time to time in accordance with the terms thereof, the "Pledge Agreement").

     By its signature below, the Trustee hereby terminates and releases its pledge and assignment of, and security interest in, all of the Initial Collateral under the Pledge Agreement (but not the Subsequent Collateral), which amount has been delivered to you on your order on the date hereof.

     This release may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                                  Very truly yours,

                                  Chase Manhattan Bank and Trust Company,
                                  National Association
                                  as Trustee

                                  By: ______________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT F
                                                                       ---------



                        [Form Of Extension Certificate]

                         AMERICAN CELLULAR CORPORATION

                                                     Date:

          The undersigned officer of American Cellular Corporation, a Delaware corporation (the "Pledgor"), hereby certifies to the Trustee, pursuant to
Section 3.4 of the Pledge and Escrow Agreement dated as of May 13, 1998 (the "Pledge Agreement") between the Pledgor and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee") under the Indenture dated as of May 13, 1998 (the "Indenture") between the Pledgor and the Trustee, as follows:

          1. The Pledgor has deposited $_________ in the Initial Escrow and Pledge Account for the benefit of the holders of the Notes.

          2. The basis under which the Merger Agreement has not been satisfied as of the date hereof relates to pending FCC or other governmental or regulatory approvals.

          3. The lenders under the Credit Facility have extended their commitment to lend to [no earlier than the Extension Date].

          4. The Pledgor has issued a press release in a reasonably commercial manner and notified the Trustee with respect to the extension of the escrow period.


                                        By: _______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT G
                                                                       ---------



                                  [Letterhead]

                                              [         ], 1998


                     Independent Public Accountants' Report

                  on Sufficiency of Marketable U.S. Securities


To [         ]:

We understand that $285,000,000 American Cellular Corporation 10 1/2% Senior Notes due 2008 (the "Notes") were issued on May 13, 1998. We also understand
                     -----
the Trustee currently holds the Government Securities listed on the attached schedule (the "Government Securities") pursuant to Section 5.4 of the Pledge and
               ---------------------
Escrow Agreement, dated May 13, 1998 (the "Pledge Agreement").  We also
                                           ----------------
understand that at any time while the Pledge Agreement is in force, the Pledgor may substitute Marketable U.S. Securities (the "Marketable U.S. Securities") for
                                                --------------------------
the Government Securities pledged as Subsequent Collateral pursuant to Section 5.3(b) of the Pledge Agreement.

We have been requested to verify the mathematical correctness of the computations shown on the attached schedule that the Marketable U.S. Securities substituted for the Government Securities pledged as Subsequent Collateral pursuant to the Pledge Agreement have a fair market value (measured at the date of substitution) at least equal to 125.0% of the amount of any of the first six scheduled interest payments on the Notes that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable U.S. Securities) as of the date such Marketable U.S. Securities are proposed to be substituted as Subsequent Collateral pursuant to Section 5.3(b) of the Pledge Agreement.

We have performed the procedures enumerated below, which were agreed to by American Cellular Corporation (the "Issuer") solely to assist you with respect
                                    ------
to verifying the mathematical correctness of the above mentioned computations. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

1. We have verified the computations of the amount of any of the first six scheduled interest payments on the Notes that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable U.S. Securities) as of the date such Marketable U.S. Securities are proposed to be substituted as Subsequent Collateral.

2. We have verified the fair market value of the Marketable U.S. Securities to be substituted as Subsequent Collateral.

3. We have recomputed the computation of the fair market value (measured at the date of substitution) of the Marketable U.S. Securities, which are proposed to be substituted as Subsequent Collateral, and the fair market value is at least equal to 125.0% of the amount of any of the first six scheduled interest payments on the Notes that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable U.S. Securities) as of the date such Marketable U.S. Securities are proposed to be substituted as Subsequent Collateral.

In performing the above calculations, we have relied solely on the data set forth in the attached schedule, furnished by Merrill Lynch & Co. The scope of our engagement did not include the verification of any underlying data, assumptions or definitions necessary to derive the financial calculations, which include, but are not limited to, the following:

1. The principal amounts, coupon rates, and the related maturity for the Securities and the Notes.

2. Interest start dates, delivery dates and first interest payment dates for the Securities and the Notes.

Our engagement was limited to the procedures enumerated above. Accordingly, we express no opinion or any form of assurance relating to the occurrence of future events or to the attainability of the assumptions.

The data presented in the accompanying attached schedule indicate that the Securities will be sufficient upon receipt of scheduled interest and principal payments on such Securities to provide for payment in full of the first six scheduled interest payments due on all of the Notes.

This letter is solely for the information of, and assistance to, Chase Manhattan Bank and Trust Company, National Association, as Trustee under the Pledge Agreement, and, without our prior consent, is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                        By: _____________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT H
                                                                       ---------

        [Form of Representations and Warranties Bring-down Certificate]

                         AMERICAN CELLULAR CORPORATION

          The undersigned officer of American Cellular Corporation, a Delaware corporation (the "Pledgor"), hereby certifies to the Trustee, pursuant to
Section 5.3(b) of the Pledge and Escrow Agreement dated as of May 13, 1998 (the "Pledge Agreement") between the Pledgor and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee") under the Indenture dated as of May 13, 1998 (the "Indenture") between the Pledgor and the Trustee, as follows:

          The representations and warranties of the Pledgor set forth in Section 7 of the Pledge Agreement are true and correct as of the day hereof.

                                         By: ____________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT I
                                                                       ---------



           [Form of Subsequent Collateral Investments Account Letter]

                                               [          ], 1998

Chase Manhattan Bank and Trust Company,
National Association
101 California Street
Suite 2725
San Francisco, California  94111

                         American Cellular Corporation
                         -----------------------------

Dear Sir or Madam:

          Reference is made to Subsequent Collateral Investments Account No. [
] into which certain securities, instruments and other properties are deposited from time to time (the "Subsequent Collateral Investments Account") maintained
                        -----------------------------------------
by you (the "Trustee").  Pursuant to the Pledge and Escrow Agreement, dated May
             -------
13, 1998 (the "Pledge Agreement"), American Cellular Corporation (the
               ----------------
"Pledgor"), has granted to the Trustee for the holders of Notes referred to in
 -------
the Indenture dated as of May 13, 1998 (the "Indenture"), between the Trustee
                                             ---------
and the Pledgor, a security interest in certain property of the Pledgor, including, among other things, the following (the "Subsequent Collateral
                                                   ---------------------
Investments"):  (a) the Subsequent Collateral Investments Account, (b) all
-----------
certificates and instruments, if any, representing or evidencing the Subsequent Collateral Investments, (c) any and all securities entitlements to the Subsequent Collateral Investments, (d) any and all related securities accounts in which security entitlements to the Subsequent Collateral Investments are carried, (e) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Subsequent Collateral Investments,
(f) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Subsequent Collateral Investments, and (g) all proceeds of any and all of the foregoing Subsequent Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (f) of this paragraph) and, to the extent not otherwise included, all cash. It is a condition to the continued maintenance of the Subsequent Collateral Investments Account with you that you agree to this letter agreement.

          By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Pledge Agreement, a copy of which is attached hereto, and confirm to the Trustee that the description of the Subsequent Collateral Investments Account set forth on Schedule 1 hereof is correct and that you have received no notice of any other pledge or assignment of the Subsequent Collateral Investments Account. Further, you hereby agree with the Trustee that:

          (a) Notwithstanding anything to the contrary in any other agreement relating to the Subsequent Collateral Investments Account, the Subsequent Collateral Investments Account is and will be subject to the terms and conditions of the Pledge Agreement, will be maintained solely for the benefit of the Trustee, will be entitled "AMERICAN CELLULAR Subsequent Collateral Investments Account" and will be subject to written instructions only from an officer of the Trustee. You hereby agree to comply with all instructions (including, without limitation, any instructions to liquidate all or less than all the Subsequent Collateral Investments and transfer the proceeds thereof to the Trustee), originated by the Trustee relating to the Subsequent Collateral Investments Account without further consent from any other person (including, without limitation, the Pledgor), and not to comply with any instructions originated by any person other than the Trustee.

          (b) You will maintain a record of all securities, instruments, checks and other remittance items received in the Subsequent Collateral Investments Account and, in addition to providing the Trustee and the Pledgor with a report describing the contents on the Subsequent Collateral Investments Account on a regular basis (or upon Trustee's or Pledgor's request), furnish to the Trustee a monthly statement of the Subsequent Collateral Investments Account to be transmitted electronically to the Trustee at (415) 643-8850, Attention: Hank Helley.

          (c) You will transfer, in same day funds, as soon as practicable upon receipt, all amounts collected from the Collateral Investments Account on such day to the following account (the "Cash Collateral Account"):
                                             -----------------------

          American Cellular Corporation
          Account No. [      ]
          [      ]
          [      ]
          [      ]
          Attention: [       ]

          (d) All transfers referred to in paragraph (c) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Trustee for any reason any such payment once made.

          (e) All service charges and fees with respect to the Subsequent Collateral Investments Account shall be payable by the Pledgor.

          (f) The Trustee shall be entitled to exercise any and all rights of the Pledgor in respect of the Subsequent Collateral Investments Account in accordance with the terms of the Pledge Agreement, and the undersigned shall comply in all respects with such exercise.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Trustee, the holders of the Notes and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Pledgor and the Trustee. Upon such termination you shall close the Subsequent Collateral Investments Account and transfer all funds in the Subsequent Collateral Investments Account to the Cash Collateral Account. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Collateral Account all securities, instruments, funds and other property received in respect of the Subsequent Collateral Investments Account.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice-of-law principles.

                                  Very truly yours,


                                  AMERICAN CELLULAR CORPORATION


                                  By: ______________________________
                                      Name:
                                      Title:



                                  CHASE MANHATTAN BANK AND TRUST COMPANY,
                                  NATIONAL ASSOCIATION, as Trustee



                                  By: ______________________________
                                      Name:
                                      Title:



Acknowledged and agreed to as of
the date first above written:

[            ]

By: __________________________
    Name:
    Title:

                                                                       EXHIBIT J
                                                                       ---------

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
                             OFFICER'S CERTIFICATE

          Pursuant to the Pledge and Escrow Agreement (the "Pledge Agreement")
                                                            ----------------
dated as of May 13, 1998 by and between American Cellular Corporation (the

"Pledgor") and Chase Manhattan Bank and Trust Company, National Association as
--------
trustee (the "Trustee") for the holders of the Pledgor's 10 1/2% Senior Notes
              -------
Due 2008, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Pledgor and the Initial Purchasers. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Pledge Agreement.

          1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has established with The Chase Manhattan Bank a cash collateral account (the "Cash Collateral Account") and, as
                                     -----------------------
securities intermediary, a securities account in the name of "AMERICAN CELLULAR Subsequent Collateral Investments Account" (the "Subsequent Collateral
                                                 ---------------------
Investments Account") with respect to which the Trustee is the entitlement
-------------------
holder and through which the Trustee has acquired a security entitlement to certain Cash Equivalents (the "Subsequent Collateral Investments"), and has made
                               ---------------------------------
appropriate book entries in its records establishing that the Subsequent Funds and the Subsequent Collateral Investments and the Trustee's securities entitlement thereto have been credited to and are held in the Cash Collateral Account or the Subsequent Collateral Investments Account, as the case may be.

          2. The Trustee has established and maintained and will maintain the Cash Collateral Account and the Subsequent Collateral Investments Account and all securities entitlements and other positions carried in the Cash Collateral Account or the Subsequent Collateral Investments Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Cash Collateral Account or the Subsequent Collateral Investments Account or any such securities entitlements or other positions except in such capacity.

          3. The Trustee has acquired its security entitlement to the Subsequent Collateral Investments directly through a "securities account" (as defined in Section 8-501(a) of the UCC) maintained by The Chase Manhattan Bank for the benefit of Chase Manhattan Bank and Trust Company, National Association at the Federal Reserve Bank of New York, as securities intermediary, for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Cash Collateral Account and the Subsequent Collateral Investments are not and the Trustee's security entitlement to the Subsequent Collateral Investments is not, to the Trustee's knowledge, subject to any Lien granted by or to arising through or in favor of any securities intermediary (including, without limitation, The Chase Manhattan Bank or the Federal Reserve Bank of New York) through which the Trustee derives its security entitlement to the Subsequent Collateral Investments.

          4. The Trustee has not caused or permitted the Cash Collateral Account or the Subsequent Collateral Investments or its security entitlement hereto to become subject to any Lien created by or arising through the Trustee.

          IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of Chase Manhattan Bank and Trust Company,
National Association as Trustee this [   ] day of [      ], 1998.

                                   CHASE MANHATTAN BANK AND
                                   TRUST COMPANY, NATIONAL ASSOCIATION


                                   By: _______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT K
                                                                       ---------



                                  [Letterhead]

                                                [         ], 1998


                     Independent Public Accountants' Report
                       on Applying Agreed-Upon Procedures


To [         ]:

We understand that $285,000,000 American Cellular Corporation 10 1/2% Senior Notes due 2008 (the "Notes") were issued on May 13, 1998. We also understand
                     -----
the Trustee will hold the Securities listed on the attached schedule (the "Securities") pursuant to Section 5.4 of the Pledge and Escrow Agreement, dated
-----------
May 13, 1998 (the "Pledge Agreement").
                   ----------------

We have been requested to verify the mathematical correctness of the computations shown on the attached schedule that the Securities will be sufficient upon receipt of scheduled interest and principal payments on such securities to provide for payment in full of the first six scheduled interest payments due on all of the Notes.

We have performed the procedures enumerated below, which were agreed to by American Cellular Corporation (the "Issuer") solely to assist you with respect
                                    ------
to verifying the mathematical correctness of the above mentioned computations. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

1. We have verified the computations of the payments in full of the first six scheduled interest payments on all of the Notes, as shown on the attached schedule.

2. We have verified the computations of the cash flow shown on the attached schedule.

3. We recomputed the computations of the payments of interest on the Notes and the amount of the payments of maturing principal and interest to be received from the

     Securities to meet the first six scheduled interest payments on all of the Notes all as set forth in the attached schedule, and found them to be mathematically correct.

In performing the above calculations, we have relied solely on the data set forth in the attached schedule, furnished by Merrill Lynch & Co.. The scope of our engagement did not include the verification of any underlying data, assumptions or definitions necessary to derive the financial calculations, which include, but are not limited to, the following:

1. The principal amounts, coupon rates, and the related maturity for the Securities and the Notes.

2. Interest start dates, delivery dates and first interest payment dates for the Securities and the Notes.

Our engagement was limited to the procedures enumerated above. Accordingly, we express no opinion or any form of assurance relating to the occurrence of future events or to the attainability of the assumptions.

The data presented in the accompanying attached schedule indicate that the Securities will be sufficient upon receipt of scheduled interest and principal payments on such Securities to provide for payment in full of the first six scheduled interest payments due on all of the Notes.

This letter is solely for the information of, and assistance to, Chase Manhattan Bank and Trust Company, National Association, as Trustee under the Pledge Agreement, and, without our prior consent, is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                      By: _________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT L


                     Telephone Number(s) for Call-Backs and
          Person(s) Designated to Confirm Funds Transfer Instructions
          -----------------------------------------------------------

If to Pledgor:

Name                     Telephone Number
----                     ----------------
1. John Fujii            (847) 843-9081
2. Brian McTernan        (847) 843-9081

                                      L-1